                                                                    Exhibit 4.6



              SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of July 13, 1999 (this "AGREEMENT"), by and among PACIFIC CIRCUITS, INC., a Washington corporation (the "COMPANY") and those purchasers of the Company's common stock listed on Schedule I attached hereto (individually a "PURCHASER" and collectively, the "PURCHASERS").

                                W I T N E S S E T H:
                                -------------------

              WHEREAS, each Purchaser wishes to subscribe for and purchase from the Company, and the Company wishes to issue and sell to the Purchaser, such number of shares of common stock, no par value per share, of the Company ("COMMON STOCK") set forth opposite such Purchaser's name on Schedule I attached hereto, upon the terms and subject to the conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                     ARTICLE I

                         PURCHASE AND SALE OF COMMON STOCK

              SECTION 1.01. SUBSCRIPTION FOR SHARES. Upon the terms and subject to the conditions of this Agreement, the Purchasers, in respective amounts set forth on Schedule I hereto, agree to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchasers, in respective amounts set forth on Schedule I hereto, at the Closing an aggregate of 5,625 shares of Common Stock, at a purchase price of $1,000 per share (the "PER SHARE PURCHASE PRICE") for an aggregate purchase price of $5,625,000. The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the "SHARES."

              SECTION 1.02. CLOSING. The purchase and sale of the Shares shall take place at the closing (the "Closing") at the offices of Gibson Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California. The Closing shall take place at 9:00 a.m. on July 13, 1999 or at such other time and place as the Company and a majority in interest of the Purchasers shall agree upon, orally or in writing. The date of the Closing is hereafter referred to as the "Closing Date." At the Closing, the Company shall deliver to the Purchasers certificates representing the Shares against payment of the purchase price therefor, by wire transfer to the Company's bank account.

                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES

                                 OF THE PURCHASERS

              As an inducement to the Company to enter into this Agreement, each Purchaser, severally as to himself or itself, and not jointly, hereby represents and warrants to the Company as follows:

              SECTION 2.01 CAPACITY. Such Purchaser has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.

              SECTION 2.02. ENFORCEABILITY OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by such Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting to or affecting the rights of creditors generally and
(b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

              SECTION 2.03. PRIVATE PLACEMENT. Such Purchaser understands and acknowledges that:

              (a) The Shares to be issued to such Purchaser pursuant to this Agreement have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the Shares will be issued to such Purchaser in a transaction that is exempt from the registration requirements of the Securities Act. Such Purchaser understands and acknowledges that such Shares cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration and such Purchaser agrees that such Purchaser shall not resell such Shares except in compliance with applicable securities laws. Such Purchaser acknowledges and agrees that the Shares are "restricted securities" as defined in the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

              (b) Such Purchaser is purchasing the Shares for such Purchaser's own account for investment and not with a view to, or for resale in connection with, the distribution hereof, and Purchaser has no present intention of distributing any thereof, except in accordance with the terms of this Agreement. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

              (c) Such Purchaser has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of his or its investment in the Shares pursuant to this Agreement and protecting Purchaser's own interests in connection with this transaction.

              (d) Such Purchaser has the financial ability to bear the economic risk of Purchaser's investment in the Shares pursuant to this Agreement, Purchaser is aware that Purchaser may be required to bear the economic risk of his or its investment in the Shares for an indefinite period of time, Purchaser has no need for liquidity with respect to

       Purchaser's investment therein at this time, and Purchaser has adequate means of providing for his or its current needs and personal contingencies.

              (e) Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and, subject to the representations and warranties in Section 3.07, has had the opportunity to review financial and other information related to the Company.

              (f) Such Purchaser understands and acknowledges that all certificates representing the Shares shall bear, in addition to any other legends required under applicable securities laws, the following legends:

                     "The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."

              (g) Such Purchaser is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

              (h) Such Purchaser understands and agrees that, simultaneously upon execution of this Agreement, such Purchaser will become party to (i) the Amended and Restated Shareholders' Agreement dated July 13, 1999 among the Company, Circuit Holdings, LLC, Lewis O. Coley, III and the Purchasers (the "AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT") and (ii) that certain Registration Rights Agreement dated July 13, 1999, among the Company and such Purchasers.

              (i) Such Purchaser understands and agrees that he, she or it may not sell or dispose of any of the Shares other than (i) pursuant to an effective registration statement, unless the sale or other disposition is exempt from the registration requirements of the Securities Act and applicable state securities laws, and (ii) in compliance with the Amended and Restated Shareholders' Agreement.

                                    ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

                                   OF THE COMPANY

              As an inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

              SECTION 3.01  ORGANIZATION AND AUTHORITY OF THE COMPANY.   The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions

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


contemplated hereby have been duly authorized by all requisite action on the part of the Company.

              SECTION 3.02. ENFORCEABILITY OF AGREEMENT. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

              SECTION 3.03. CAPITAL STOCK OF THE COMPANY. (a) The authorized capital stock of the Company consists of, immediately prior to the Closing, 10,000,000 shares of Common Stock, no par value per share, 73,125 shares of which are issued and outstanding. Warrants to purchase 2,019 shares of Common Stock, at an exercise price of $.01 per share, will be issued and outstanding as of July 13, 1999 (the "Warrants").

              (b) The Company has reserved 4,125 shares of Common Stock for issuance to directors, employees or consultants under the Company's Management Stock Option Plan, as may be amended from time to time and 3,836.25 shares of Common Stock are subject to outstanding stock options as of the date hereof (the "Outstanding Options").

              (c) Except for the Warrants and the Outstanding Options, there are no options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

              SECTION 3.04. SHARES. The Shares being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable. The Shares are not subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights that have not been properly waived or complied with.

              SECTION 3.05. NO SOLICITATION. No form of general solicitation or general advertising was used by the Company, or, to the knowledge of the Company, any other person acting on its behalf, in respect of the Shares or in connection with the offer and sale of the Shares.

              SECTION 3.06. PER SHARE PURCHASE PRICE. The Per Share Purchase Price to be paid by the Purchasers is equal to the lowest price per share paid by Circuit Holdings, LLC, Thayer Equity Investors IV, L.P. ("THAYER IV"), Brockway Moran & Partners Fund, L.P. ("BMP FUND") or their respective affiliates (exclusive of borrowings to fund the purchase price for which assets of the Company, Power Holdings, L.L.C. ("HOLDINGCO."), Power Acquisition Sub., Inc. or Power Circuits, Inc. ("POWER") are pledged or which are guaranteed by any of them) for shares of Common Stock each such entity holds as of the date hereof. For the purpose of computing equity price per share, the amount paid by Thayer IV and BMP Fund in connection with the acquisition by HoldingCo. of Power is deemed to be equity investment of Thayer IV and BMP Fund in HoldingCo.

              SECTION 3.07. FINANCIAL STATEMENTS. The audited financial statements listed on Exhibit A hereof (the "FINANCIAL STATEMENTS"), copies which have been provided to Purchasers, are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. The Financial Statements fairly present the consolidated financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated.
The Company does not have any other audited financial statements for any period commencing on or before December 31, 1995.

              SECTION 3.08.  NO UNDISCLOSED LIABILITIES.   Except as set forth
on Schedule 3.08 attached hereto, there are no debts, liabilities or obligations, whether accrued or fixed ("LIABILITIES") of the Company, other than Liabilities (a) reflected or reserved against on the Financial Statements and
(b) incurred since December 31, 1998 in the ordinary course of the business, consistent with the past practice of the Company and which are not, individually or in the aggregate, materially adverse to the Company.

              SECTION 3.09. ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Except as set forth on Schedule 3.09 attached hereto, since December 31, 1998, there have not been any changes, occurrences, series of events or circumstances with respect to the Company which individually or in the aggregate had or could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any circumstance, change, event or series of events, transactions, loss, failure, effect or other occurrence which is or could reasonably be expected to be materially adverse to the business, operations, employee relationships, customer or supplier relationships, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or earnings or results of operations of the Company.

              SECTION 3.10. HOLDINGCO. On July 13, 1999, after HoldingCo. acquired Power, HoldingCo. was contributed by its owners to the Company in exchange for [31,875] shares of the Common Stock of the Company. The Company directly or indirectly owns 100 percent of the equity securities of Power.

              SECTION 3.11. CONFIDENTIAL INFORMATION MEMORANDUM. The Company has provided to the Purchasers (other than TCW/Crescent Mezzanine Partners II, L.P. and affiliates thereof) a copy of a Confidential Information Memorandum prepared and distributed by First Union in connection with First Union's syndication efforts for $127,500,000 of Senior Secured Credit Facilities, dated July 1999 (other than Sections I and X thereof, which contain administrative documents and financial projections and assumptions).

                                     ARTICLE IV

                                 GENERAL PROVISIONS

              SECTION 4.01. EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

              SECTION 4.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) upon the Purchasers by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) at the address set forth on the signature page hereto, or, if to the Company, to Pacific Circuits, Inc., 17550 N.E. 67th Court, Redmond, WA 98052, Attention: Lindsay Burton, Chief Financial Officer, with a copy to Shearman & Sterling, 555 California Street, San Francisco, California 94104-1522, Attention: Christopher D. Dillon, Esq.

              SECTION 4.03. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              SECTION 4.04. SEVERABILITY. If any term or other provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded form this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              SECTION 4.05. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Purchaser and the Company with respect to the subject matter hereof, provided that the application of otherwise applicable laws relating to the issuance and sale of securities is not affected by this Agreement.

              SECTION 4.06. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of such other party).

              SECTION 4.07. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. .

              SECTION 4.08 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Purchasers and the Company.

              SECTION 4.09. GOVERNING LAW. Except to the extent federal law is applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, applicable to contracts executed in and to be performed entirely within that state.

              SECTION 4.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed, by facsimile or otherwise, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.

"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
   -----------------------------
   Name:  Jeffrey W. Goettman
   Title: Vice President

"PURCHASER"

By:    /s/ F.G. Lindsay Burton
    -----------------------------

Name:  F.G. Lindsay Burton
    -----------------------------

Title: Chief Financial Officer
    -----------------------------

Address:  c/o Pacific Circuits, Inc.
          17550 N.E. 67th Court
          Redmond, WA 98052

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.

"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
    -----------------------------
    Name:  Jeffrey W. Goettman
    Title: Vice President

"PURCHASER"

By:    /s/ Michael S. Lambrakis
    -----------------------------

Name:  Michael S. Lambrakis
    -----------------------------

Title:
    -----------------------------

Address:     3201 Marna Avenue
             Long Beach, CA 90808

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.


"COMPANY"


PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
    -----------------------------
    Name:  Jeffrey W. Goettman
    Title: Vice President

"PURCHASER"

By:      /s/ Dr. Edward D. Woerz
       -----------------------------
Name:    Edward D. Woerz MD
       -----------------------------
Title:     Family Trust
       -----------------------------

Address:      8 Possum Ridge Road
              Rolling Hilles, CA 90274

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.




"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
    -----------------------------
    Name:  Jeffrey W. Goettman
    Title: Vice President

"PURCHASER"

By:    /s/ Dale Anderson
    -----------------------------

Name:  Dale Anderson
    -----------------------------

Title:
    -----------------------------

Address:      1736 Marlin Way
              Newport Beach, CA 92660

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.

"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
      -----------------------------
    Name:  Jeffrey W. Goettman
    Title: Vice President

"PURCHASER"

By:    /s/ James M. Eisenberg
      -----------------------------
Name:  James M. Eisenberg
      -----------------------------
Title:
      -----------------------------

Address:      1350 Galaxy Drive
              Newport Beach CA 92660

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.




"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
    -----------------------------
    Name:  Jeffrey W. Goettman
    Title: Vice President

"PURCHASER"

By:    /s/ Kent Alder
       --------------------------------------

Name:  Kent Alder
       --------------------------------------

Title: President and Chief Executive Officer
       --------------------------------------

Address:  c/o Pacific Circuits, Inc.
          17550 N.E. 67th Court
          Redmond, WA 98052

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.




"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
       ----------------------------
       Name:  Jeffrey W. Goettman
       Title: Vice President

"PURCHASER"

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II

By:    TCW/Crescent Mezzanine II, L.P.,
       as general partner or managing owner

By:    TCW/Crescent Mezzanine, L.L.C.,
       its general partner

       By:    /s/ Jean-Marc Chapus
          ------------------------------
          Name:  Jean-Marc Chapus
          Title: President

Address:
c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, TX 75201

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.




"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
       --------------------------------
       Name:  Jeffrey W. Goettman
       Title: Vice President

"PURCHASER"

TCW LEVERAGED INCOME TRUST, L.P.


By:    TCW Advisors (Bermuda), Limited,
       as general partner

       By:    /s/ Thomas K. Smith, Jr.
          -----------------------------------
       Name:  Thomas K,. Smith, Jr.
       Title: Senior Vice President


By:    TCW Investment Management Company,
       as Investment Advisor

By:    /s/ Melissa V. Weiler
       --------------------------------------
       Name:  Melissa V. Weiler
       Title:  Managing Director

Address:
c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, TX 75201

              IN WITNESS WHEREOF, the undersigned or each of their duly authorized officers or representatives have executed this Agreement as of the date first written above.




"COMPANY"

PACIFIC CIRCUITS, INC.,
a Washington Corporation

By:    /s/ Jeffrey W. Goettman
       --------------------------------------
       Name:  Jeffrey W. Goettman
       Title: Vice President

"PURCHASER"

TCW LEVERAGED INCOME TRUST II, L.P.


By:    TCW (LINC II), L.P.
       as general partner

By:    TCW Advisors (Bermuda), Ltd.,
       as general partner

       By:    /s/ Thomas K. Smith, Jr.
          --------------------------------------
       Name:  Thomas K,. Smith, Jr.
       Title: Senior Vice President


By:    TCW Investment Management Company,
       as Investment Advisor

       By:    /s/ Melissa V. Weiler
          --------------------------------------
       Name:  Melissa V. Weiler
       Title:  Managing Director

Address:
c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, TX 75201

                                      SCHEDULE I


                                           NUMBER OF SHARES
                PURCHASER                     PURCHASED       CONSIDERATION PAID
                ---------                  ----------------   ------------------
 James Eisenberg                                2,000             $2,000,000
 Dale Anderson                                  2,000             $2,000,000
 TCW/ Crescent Mezzanine Partners II, L.P.        724.4             $724,400
 TCW/Crescent Mezzanine Trust II                  175.6             $175,600
 TCW/Leveraged Income Trust, L.P.                  50                $50,000
 TCW/Leveraged Income Trust II, L.P.               50                $50,000
 F.G. Lindsay Burton                               25                $25,000
 Kent Alder                                       300               $300,000
 Michael Lambrakis                                200               $200,000
 Dr. Edward Woerz                                 100               $100,000
 TOTAL                                          5,625             $5,625,000


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